                                                                    EXHIBIT 99.2

-------------------------------------------------------------------------------
    FIRST HOUSTON BANCSHARES, INC.
    AND SUBSIDIARIES
    Consolidated Financial Statements for the
    Years Ended December 31, 1996 and 1995
    and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of First Houston Bancshares, Inc.:

We have audited the accompanying consolidated balance sheets of First Houston Bancshares, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Management has elected not to disclose the fair value of stock options. In our opinion, disclosure of such information is required by generally accepted accounting principles.

In our opinion, except for the omission of the disclosure described in the preceding paragraph, such consolidated financial statements present fairly, in all material respects, the financial position of First Houston Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




January 27, 1997
(February 5, 1997 as to Note 21)

FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS,
DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------


ASSETS                                                                            1996                1995

Cash and due from banks (Note 3)                                            $   6,848,593       $   4,991,384
Federal funds sold                                                             10,562,900          13,633,236
                                                                            -------------       -------------

                Cash and cash equivalents                                      17,411,493          18,624,620

Interest-bearing deposits                                                                              95,000
Investment securities available for sale, at fair value
   (amortized cost of $53,355,460 and $48,992,487
   at December 31, 1996 and 1995, respectively) (Note 4)                       53,212,387          48,863,899
Loans held for sale                                                               237,789             213,962
Loans (Notes 5 and 6)                                                          56,658,101          48,516,344
Less allowance for credit losses (Note 7)                                        (474,834)           (558,464)
                                                                            -------------       -------------

                Loans, net                                                     56,183,267          47,957,880

Premises and equipment, net (Note 8)                                            2,773,446           2,631,899
Real estate acquired by foreclosure                                                37,246
Accrued interest receivable                                                     1,266,598           1,359,642
Other assets                                                                    1,134,885             876,588
                                                                            -------------       -------------

TOTAL                                                                       $ 132,257,111       $ 120,623,490
                                                                            =============       =============


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Deposits:
      Noninterest-bearing                                                   $  27,012,016       $  24,750,594
      Interest-bearing (Note 9)                                                95,919,404          87,650,004
                                                                            -------------       -------------

                Total deposits                                                122,931,420         112,400,598

   Accrued interest payable                                                       119,527             164,719
   Net deferred tax (asset) liability (Note 15)                                    (4,258)            276,480
   Payable to Altair                                                               77,586             106,049
   Other liabilities                                                            1,535,664              86,555
                                                                            -------------       -------------

                Total liabilities                                             124,659,939         113,034,401
                                                                            -------------       -------------

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY (Notes 13, 14 and 17):
   Common stock, $1 par value; 3,500,000 shares authorized
      and 2,098,238 and 2,096,238 shares issued and
      outstanding at December 31, 1996 and 1995, respectively                   2,098,238           2,096,238
   Cumulative convertible 8% preferred stock, $40 par and
      liquidation value; 200,000 shares authorized and 21,375
      shares issued and outstanding                                               855,000             855,000
   Capital surplus                                                              6,183,614           6,178,994
   Accumulated deficit (Note 2)                                                (1,445,255)         (1,456,275)
   Unrealized loss on available-for-sale investment securities, net of taxes of $48,647 and $43,720 at December 31, 1996
      and 1995, respectively                                                      (94,426)            (84,868)
                                                                            -------------       -------------

                Total stockholders' equity                                      7,597,171           7,589,089
                                                                            -------------       -------------

TOTAL                                                                       $ 132,257,111       $ 120,623,490
                                                                            =============       =============



See notes to consolidated financial statements.

FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------


                                                                     1996            1995

INTEREST INCOME:
   Loans, including fees                                         $5,464,927      $5,025,868
   Taxable investment securities                                  2,672,769       2,190,159
   Federal funds sold                                               620,666         317,993
                                                                 ----------      ----------

                Total interest income                             8,758,362       7,534,020
                                                                 ----------      ----------

INTEREST EXPENSE:
   Deposits                                                       3,080,182       2,673,540
   Federal funds purchased                                                           40,671
                                                                 ----------      ----------

                 Total interest expense                           3,080,182       2,714,211
                                                                 ----------      ----------

NET INTEREST INCOME                                               5,678,180       4,819,809

PROVISION FOR CREDIT LOSSES (Note 7)                                230,000         230,000
                                                                 ----------      ----------

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES             5,448,180       4,589,809
                                                                 ----------      ----------

NONINTEREST INCOME:
   Customer service fees                                            453,836         401,212
   Other                                                            180,231         130,609
                                                                 ----------      ----------

                Total noninterest income                            634,067         531,821
                                                                 ----------      ----------

NONINTEREST EXPENSE:
   Salaries and employee benefits                                 2,839,612       2,078,395
   Net occupancy expense                                            441,129         364,676
   Licensing fees                                                   409,834         337,500
   Data processing                                                  320,690         294,189
   Legal and professional                                           273,190         233,601
   Federal Deposit Insurance Corporation assessment                   2,152          92,606
   Other                                                            933,387         646,899
                                                                 ----------      ----------

                Total noninterest expense                         5,219,994       4,047,866
                                                                 ----------      ----------

INCOME BEFORE INCOME TAXES                                          862,253       1,073,764

PROVISION FOR INCOME TAXES (Note 15)                                363,184         256,957
                                                                 ----------      ----------

NET INCOME                                                       $  499,069      $  816,807
                                                                 ==========      ==========


NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE (Note 18)      $     0.20      $     0.43
                                                                 ==========      ==========



See notes to consolidated financial statements.

FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------





                                                      COMMON STOCK            PREFERRED STOCK
                                                 -----------------------    -------------------
                                                  SHARES        AMOUNT       SHARES     AMOUNT

BALANCE AT JANUARY 1, 1995                       1,231,738    $1,231,738      21,375   $855,000

   Net income

   Sale of common stock, at $4.00 per share        864,500       864,500

   Cash dividends paid on common stock,
      at $.20 per share

   Cash dividends paid on preferred stock,
      at $3.20 per share

   Dividend-in-kind

   Change in unrealized loss on available-for-
      sale investment securities, net of tax
                                                 ---------    ----------    --------   --------

BALANCE AT DECEMBER 31, 1995                     2,096,238     2,096,238      21,375    855,000

   Net income

   Stock options exercised, at $3.31 per share       2,000         2,000

   Cash dividends paid on common stock,
      at $.20 per share

   Cash dividends paid on preferred stock,
      at $3.20 per share

   Change in unrealized loss on available-for-
      sale investment securities, net of tax
                                                 ---------    ----------    --------   --------

BALANCE AT DECEMBER 31, 1996                     2,098,238    $2,098,238      21,375   $855,000
                                                 =========    ==========    ========   ========

                                                                           UNREALIZED LOSS ON
                                                                           AVAILABLE-FOR-SALE      TOTAL
                                                  CAPITAL     ACCUMULATED     SECURITIES,      STOCKHOLDERS'
                                                  SURPLUS       DEFICIT      NET OF TAXES         EQUITY

BALANCE AT JANUARY 1, 1995                       $3,754,861   $  (904,438)     $ (651,655)       $4,285,506

   Net income                                                     816,807                           816,807

   Sale of common stock, at $4.00 per share       2,424,133                                       3,288,633

   Cash dividends paid on common stock,
      at $.20 per share                                          (405,874)                         (405,874)

   Cash dividends paid on preferred stock,
      at $3.20 per share                                          (68,400)                          (68,400)

   Dividend-in-kind                                              (894,370)                         (894,370)

   Change in unrealized loss on available-for-
      sale investment securities, net of tax                                      566,787           566,787
                                                 ----------   -----------      ----------        ----------

BALANCE AT DECEMBER 31, 1995                      6,178,994    (1,456,275)        (84,868)        7,589,089

   Net income                                                     499,069                           499,069

   Stock options exercised, at $3.31 per share        4,620                                           6,620

   Cash dividends paid on common stock,
      at $.20 per share                                          (419,649)                         (419,649)

   Cash dividends paid on preferred stock,
      at $3.20 per share                                          (68,400)                          (68,400)

   Change in unrealized loss on available-for-
      sale investment securities, net of tax                                       (9,558)           (9,558)
                                                 ----------   -----------      ----------        ----------

BALANCE AT DECEMBER 31, 1996                     $6,183,614   $(1,445,255)     $  (94,426)       $7,597,171
                                                 ==========   ===========      ==========        ==========


FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------


                                                                                    1996            1995

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                 $    499,069    $    816,807
   Adjustments to reconcile net income to net cash provided by operating activities:
      (Gain) loss on sale of available-for-sale investment securities              (86,621)            645
      Amortization and accretion of premiums and discounts on
         investment securities, net                                                268,398         123,249
      Provision for credit losses                                                  230,000         230,000
      Deferred income tax expense                                                  280,738         166,899
      Depreciation and amortization                                                302,795         351,280
      Decrease (increase) in accrued interest receivable                            93,044        (662,175)
      Increase in other assets                                                    (814,849)       (418,129)
      (Decrease) increase in accrued interest payable                              (45,192)         57,875
      Increase in other liabilities                                              1,449,109          91,579
      (Decrease) increase in payable to Altair                                     (28,463)        106,049
                                                                               -----------     -----------

                Total adjustments                                                1,648,959          47,272
                                                                               -----------     -----------

                Net cash provided by operating activities                        2,148,028         864,079
                                                                               -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Decrease (increase) in interest-bearing deposits in banks                        95,000         (95,000)
   Proceeds from sales of available-for-sale investment securities              19,433,913       5,401,110
   Proceeds from maturities of available-for-sale investment securities         30,521,429      35,100,000
   Purchases of available-for-sale investment securities                       (54,506,251)    (66,190,212)
   Proceeds from paydowns on investments secured by mortgages                        6,160          96,667
   Net increase in loans                                                        (8,516,460)     (4,930,855)
   Purchase of premises and equipment                                             (471,054)       (716,701)
   Disposal of premises and equipment                                               26,714
   Increase in deferred software costs                                                              (8,448)
                                                                               -----------     -----------

                Net cash used in investing activities                          (13,410,549)    (31,343,439)
                                                                               -----------     -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposit accounts                                             10,530,822      42,836,953
   Proceeds from issuance of common stock                                            6,620       3,288,633
   Dividend-in-kind                                                                               (648,555)
   Payment of cash dividends                                                      (488,048)       (474,274)
                                                                               -----------     -----------

                Net cash provided by financing activities                       10,049,394      45,002,757
                                                                               -----------     -----------


                                                                    (Continued)

FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------


                                                          1996            1995
NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS                                    $ (1,213,127)   $ 14,523,397

CASH AND CASH EQUIVALENTS:
   Beginning of year                                18,624,620       4,101,223
                                                  ------------    ------------

   End of year                                    $ 17,411,493    $ 18,624,620
                                                  ============    ============



SUPPLEMENTAL INFORMATION:
   Income taxes paid                              $    134,741    $     78,702
   Interest paid                                     3,125,374       2,708,636

NONCASH INVESTING AND FINANCING ACTIVITIES:
   During the year ended December 31, 1996 the Bank acquired real estate through foreclosure of collateral on loans in the amount of $37,246. There were no such transactions during the year ended December
      31, 1995.
   During the years ended December 31, 1996 and 1995 the net change in the unrealized loss on investment securities available for sale, net of tax was ($9,558) and $566,787, respectively.
   During December 1995 Bancshares distributed
      239,500 shares of $1 par value common stock in Altair representing all of the issued and outstanding common stock to a trustee to be held for distribution to holders of Bancshares common and preferred stock on December 29, 1995 and holders of Bancshares stock options. No gain or loss was recognized from the distribution and the book value of Altair was eliminated against Bancshares retained earnings.


See notes to consolidated financial statements.
                                                                    (Concluded)

FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------


1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

      NATURE OF OPERATIONS - First Houston Bancshares, Inc. ("Bancshares") is a bank holding company that provides retail and commercial banking services through Houston National Bank (the "Bank"), its Texas-chartered bank subsidiary. Bancshares and the Bank are hereafter collectively referred to as the "Company." The Bank provides a broad line of financial products and services to small-to medium-sized businesses and consumers. The Company had an additional subsidiary First Houston Financial Services ("Altair") in 1995 that provided computer software services. Altair was formed in 1994 and was engaged in the development of computer software which serves certain of the Bank's customers. Altair became an independent trust on December 28, 1995.

      SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES - The accounting and reporting policies of the Company conform to generally accepted accounting principles ("GAAP") and the prevailing practices within the banking industry except in regards to the disclosure related to Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock Based Compensation" in Note 14. A summary of significant accounting and reporting policies is as follows:

      BASIS OF PRESENTATION - The consolidated financial statements include Bancshares and the Bank. All significant intercompany transactions have been eliminated upon consolidation.

      USE OF ESTIMATES - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      INVESTMENT SECURITIES - All investment securities are classified as available for sale. Investment securities available for sale are carried at fair value. Unrealized gains and losses are excluded from earnings and reported, net of tax, as a separate component of stockholders' equity until realized. Securities within the available-for-sale portfolio may be used as part of the Company's asset and liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or other similar economic factors.

      Premiums and discounts are amortized and accreted to operations using the straight-line method of accounting, adjusted for prepayments as applicable. This method of accounting approximates the interest method. The specific identification method of accounting is used to compute gains or losses on the sales of these assets.

      LOANS HELD FOR SALE - Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value. Net unrealized losses are recognized in a valuation allowance by charges to income.

      LOANS - Loans are stated at the principal amounts outstanding, net of unearned discount. Unearned discount relates principally to consumer installment loans and is amortized using the "sum of the digits" method which records interest in proportion to the declining outstanding balances of the loans. This method approximates the interest method. For other loans, such income is recognized using the simple interest method.

      Effective January 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure." SFAS No. 114 applies only to impaired loans, with the exception of groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. SFAS No. 114 defines a loan as impaired if, based on current information and events, it is probable that a creditor will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the loan agreement. Specifically, SFAS No. 114 requires that the allowance for credit losses related to impaired loans be determined based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Prior to the adoption of SFAS No. 114, the Bank's methodology for determining the adequacy of the allowance for credit losses did not incorporate the concept of the time value of money and the expected future interest cash flow.

      As permitted by SFAS No. 118, interest revenue received on impaired loans continues to be either applied against principal or realized as interest revenue, according to management's judgment as to the collectibility of principal.

      NONPERFORMING LOANS AND PAST DUE LOANS - Included in the nonperforming loan category are loans which have been categorized by management as nonaccrual because collection of interest is doubtful and loans which have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments.

      When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status, interest accrued during the current year prior to the judgment of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for credit losses. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

      ALLOWANCE FOR CREDIT LOSSES - The allowance for credit losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance for credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

      Throughout the year, management estimates the likely level of future losses to determine whether the allowance for credit losses is adequate to absorb losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for credit losses and credited to the allowance for credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

      Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential credit losses and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying values of these assets due to economic, operating, or other conditions beyond the Bank's control.

      It should be understood that estimates of credit losses involve an exercise of judgment. While it is reasonably possible that in the short term the Bank may sustain losses which are substantial in relation to the allowance for credit losses, it is the judgment of management that the allowance for credit losses reflected in the consolidated balance sheets is adequate to absorb estimated losses that exist in the current loan portfolio.

      PREMISES AND EQUIPMENT - Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the periods of the leases or the estimated useful lives, whichever is shorter.

      REAL ESTATE ACQUIRED BY FORECLOSURE - Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are performed by management and the real estate is carried at the lower of the carrying amount or fair value less cost to sell.

      FEDERAL INCOME TAXES - Bancshares files a consolidated federal income tax return. The Bank computes federal income taxes as if it filed a separate return and remits to, or is reimbursed by, Bancshares based on the portion of taxes currently due or refundable.

      Deferred income taxes are accounted for by applying statutory tax rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax assets and liabilities are adjusted to reflect changes in enacted tax laws or rates.

      Realization of net deferred tax assets is dependent on generating sufficient future taxable income. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax assets will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the short term if estimates of future taxable income are reduced.

      RECENTLY ISSUED ACCOUNTING STANDARDS - Effective January 1, 1996, the Bank adopted SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement establishes accounting standards for recognizing and measuring impairment of long-lived assets to be held and used and for such assets held for disposal. The implementation of this pronouncement did not have a materially adverse effect on the Company's consolidated financial statements.

      STATEMENT OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

      EARNINGS PER SHARE - Earnings per common share and common equivalent share were computed by dividing net income less dividends payable on the cumulative, convertible preferred stock by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The convertible preferred stock is not considered to be the equivalent of common stock because the effective yield of 8% is not less than 66 2/3% of the average Aa corporate bond yield at the time of issuance.

      RECLASSIFICATIONS - Certain amounts in the accompanying consolidated financial statements and related notes as of December 31, 1995 have been reclassified to conform to the current year's presentation.

2.    DIVIDEND IN KIND

      On December 29, 1995, Bancshares spun off its computer software service business to its stockholders through a transfer of 239,500 shares of $1 par value common stock, constituting all of the issued and outstanding shares of Altair, to a trustee to be held for future distribution to Bancshares stockholders. On May 21, 1996 the Trustee distributed 1 share of Altair common stock for each share of Bancshares preferred stock and 1 share of Altair common stock for every 10 shares of Bancshares common stock owned by Bancshares stockholders of record on December 29, 1995. Holders of options to purchase Bancshares common stock received the right to purchase 1 share of Altair common stock for each option held on December 29, 1995. No gain or loss was recognized from the distribution, and the book value of Altair of $894,370 was eliminated against Bancshares' retained earnings. The following supplemental information is provided regarding the accounts of Altair spun off at the close of business on December 31, 1995:



          Assets:
             Cash and cash equivalents               $648,555
             Property and equipment                    32,265
             Deferred software costs                   98,641
             Other assets                             126,409
                                                     --------

          Total assets                                905,870
                                                     --------
          Liabilities - Other liabilities              11,500
                                                     --------

          Net assets of Altair                       $894,370
                                                     ========


      SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION (UNAUDITED) - As a result of the aforementioned distribution, the Company believes that the following pro forma financial information is important to enable the reader to obtain a meaningful understanding of the Company's results of operations. The pro forma financial statements are for informational purposes only to illustrate the estimated effects of the distribution of Altair on the Company on a stand-alone basis and may not necessarily reflect the future results of operations of the Company or what the earnings or results of operations of the Company would have been had Altair operated as a separate, independent company.




                                                                1995
                                             ---------------------------------------------
YEARS ENDED DECEMBER 31,                      HISTORICAL   ADJUSTMENTS         PRO FORMA

Interest income                              $ 7,534,020                     $ 7,534,020
Interest expense                               2,714,211                       2,714,211
                                             -----------                     -----------


Net interest income                            4,819,809                       4,819,809

Provision for credit losses                      230,000                         230,000
                                             -----------                     -----------


Net interest income after provision for
   credit losses                               4,589,809                       4,589,809

Noninterest income                               531,821   $   360,188           171,633
Noninterest expense                            4,047,866       615,902         3,431,964
                                             -----------   -----------       -----------

Income (loss) before income taxes              1,073,764      (255,714)        1,329,478

Provision (benefit) for income taxes             256,957      (106,049)(a)       363,006
                                             -----------   -----------       -----------

Net income (loss)                            $   816,807   $  (149,665)      $   966,472
                                             ===========   ===========       ===========

Net income per common and common
  equivalent share                           $      0.43                     $      0.51
                                             ===========                     ===========



      The following is a summary of adjustments reflected on the pro forma condensed statements of income. Following the distribution, in the opinion of management, expenses of the Company would not have differed materially from the amounts remaining in the consolidated financial statements after eliminating those expenses attributable to Altair.

      Notes:
      (a) To record the estimated income tax effect for the pro forma adjustments for the year ended December 31, 1995.

3.    CASH AND DUE FROM BANKS

      The Bank is required by the Federal Reserve Bank to maintain average reserve balances. "Cash and due from banks" in the consolidated balance sheets include amounts so restricted of approximately $524,000 and $526,000 at December 31, 1996 and 1995, respectively.

4.    INVESTMENT SECURITIES

      The amortized cost and fair value of investments in debt securities are as follows:


                                                                  DECEMBER 31, 1996
                                             -----------------------------------------------------
                                                              GROSS        GROSS
                                              AMORTIZED     UNREALIZED   UNREALIZED       FAIR
                                                COST          GAINS        LOSSES         VALUE
      Available for sale:
         U.S. Treasury securities and
            obligations of U.S. government
            securities                       $53,051,262   $    24,154   $   155,234   $52,920,182
         Mortgage-backed securities              304,198                      11,993       292,205
                                             -----------   -----------   -----------   -----------

      Total                                  $53,355,460   $    24,154   $   167,227   $53,212,387
                                             ===========   ===========   ===========   ===========



                                                               DECEMBER 31, 1995
                                             -----------------------------------------------------
                                                              GROSS        GROSS
                                              AMORTIZED     UNREALIZED   UNREALIZED       FAIR
                                                COST          GAINS        LOSSES         VALUE
      Available for sale:
         U.S. Treasury securities and
            obligations of U.S. government
            securities                       $48,682,042   $    65,290   $   187,424   $48,559,908
         Mortgage-backed securities              310,445                       6,454       303,991
                                             -----------   -----------   -----------   -----------

      Total                                  $48,992,487   $    65,290   $   193,878   $48,863,899
                                             ===========   ===========   ===========   ===========

      The amortized cost and fair value of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                               AMORTIZED
                                                 COST        FAIR VALUE
      Due in one year or less                 $31,126,905   $31,107,325
      Due after one year through five years    21,924,357    21,812,857
                                              -----------   -----------

      Total                                    53,051,262    52,920,182

      Mortgage-backed securities                  304,198       292,205
                                              -----------   -----------

      Total                                   $53,355,460   $53,212,387
                                              ===========   ===========


      Proceeds from sales of investments in available-for-sale debt securities during 1996 and 1995 were $19,433,913 and $5,401,110, respectively. Gross gains of $87,332 and $4,890 and gross losses of $711 and $5,535, respectively, were realized on those sales.

      Investment securities with an amortized cost of $45,223,555 and $46,075,176 and a fair value of $45,176,034 and $45,960,057 at December
      31, 1996 and 1995, respectively, were pledged to secure public deposits, trustee deposits and for other purposes required or permitted by law.

5.    LOANS

      The loan portfolio consists of various types of loans made principally to borrowers located in Harris County, Texas, classified by major type as follows:

                                                   DECEMBER 31,
                                             -------------------------
                                                1996          1995
      Commercial, financial and industrial   $18,696,559   $18,123,468
      Real estate - mortgage                  30,570,344    22,498,077
      Real estate - construction               2,998,316     1,657,167
      Installment                              4,364,273     4,947,400
      Purchased receivables                      242,874     1,501,928
                                             -----------   -----------

      Total                                   56,872,367    48,728,040

      Less unearned discount                     214,266       211,696
                                             -----------   -----------

      Total                                  $56,658,101   $48,516,344
                                             ===========   ===========


      As discussed in Note 1, the Bank adopted SFAS No. 114 and SFAS No. 118 effective January 1, 1995. Adoption of these statements had no impact on the Company's financial statements including the level of the allowance for credit losses. Instead, it resulted only in a reallocation of the existing allowance for credit losses.

      At December 31, 1996, the Bank had a recorded investment in impaired loans of approximately $1,485,000 under SFAS No. 114. Such impaired loans did not require an allowance for credit losses. At December 31, 1995, the recorded investment in impaired loans under SFAS No. 114 was approximately $1,028,000. These impaired loans required an allowance for credit losses of approximately $183,000.

      The average recorded investment in impaired loans for the year ended December 31, 1996 and 1995 was $592,318 and $671,278, respectively. The Bank recognized interest income on these impaired loans of approximately $31,000 in 1995. No interest income was recognized on impaired loans during 1996.

      Loan maturities and rate sensitivity of the loan portfolio, excluding installment loans before unearned income and purchased receivables were as follows at December 31, 1996:

                                         Within         One-         After
                                        One Year     Five Years    Five Years      Total
      Commercial, financial and
         industrial                   $12,937,610   $ 5,549,389   $   209,560   $18,696,559
      Real estate - mortgage            8,325,559    18,125,990     4,118,795    30,570,344
      Real estate - construction        1,352,792     1,574,515        71,009     2,998,316
                                      -----------   -----------   -----------   -----------

      Total                           $22,615,961   $25,249,894   $ 4,399,364   $52,265,219
                                      ===========   ===========   ===========   ===========

      Loans at fixed interest rates                 $10,998,024   $ 1,700,165
      Loans at variable interest
         rates                                       14,251,870     2,699,199
                                                    -----------   -----------

      Total                                         $25,249,894   $ 4,399,364
                                                    ===========   ===========

      Loans outstanding to directors, executive officers and their affiliates as of December 31, 1996 and 1995 were $3,671,040 and $3,344,568, respectively. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons.

      An analysis of activity with respect to these related-party loans is as follows:

                                         YEAR ENDED
                                         DECEMBER 31,
                                  --------------------------
                                     1996           1995
      Beginning balance           $ 3,344,568    $   604,119
      New loans                       837,854      3,020,578
      Repayments                     (511,382)      (280,129)
                                  -----------    -----------

      Ending balance              $ 3,671,040    $ 3,344,568
                                  ===========    ===========


6.    NONPERFORMING LOANS

      The following table presents information relating to nonperforming loans and past due loans:

                                                               YEAR ENDED
                                                               DECEMBER 31,
                                                          ---------------------
                                                            1996        1995
      Nonaccrual loans                                    $  97,298   $ 369,009
      90 days or more past due loans, not on nonaccrual     139,137     173,317
                                                          ---------   ---------

      Total                                               $ 236,435   $ 542,326
                                                          =========   =========

      There were no restructured loans during the years ended December 31, 1996 or 1995.

      With respect to these nonperforming loans, the following table presents interest income actually earned and additional interest income that would have been earned under the original terms of the loans:

                                     YEAR ENDED
                                     DECEMBER 31,
                                  -----------------
                                   1996      1995
      Nonaccrual loans:
         Income earned            $12,253   $ 2,355
         Forgone income            41,375    43,616

7.    ALLOWANCE FOR CREDIT LOSSES

      An analysis of activity in the allowance for credit losses is as follows:


                                                         DECEMBER 31,
                                                    ----------------------
                                                      1996          1995
      Balance at beginning of year                  $ 558,464    $ 507,316

      Additions - provision charged to operations     230,000      230,000

      Deductions:
         Loans charged off                           (341,494)    (186,069)
         Loan recoveries                               27,864        7,217
                                                    ---------    ---------

      Net charge-offs                                (313,630)    (178,852)
                                                    ---------    ---------

      Balance at end of year                        $ 474,834    $ 558,464
                                                    =========    =========



8.    PREMISES AND EQUIPMENT

      Premises and equipment are summarized below:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996         1995
      Land                                             $1,134,210   $1,134,210
      Buildings                                           831,251      831,251
      Building improvements                               265,004      261,878
      Tenant lease improvements                            15,545        8,394
      Furniture, fixtures and equipment                 2,025,654    1,589,955
                                                       ----------   ----------

      Total                                             4,271,664    3,825,688

      Less accumulated depreciation and amortization    1,498,218    1,193,789
                                                       ----------   ----------

      Premises and equipment, net                      $2,773,446   $2,631,899
                                                       ==========   ==========

9.    DEPOSITS

      Included in interest-bearing deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 1996 and 1995 were as follows:

                                               DECEMBER 31,
                                         -------------------------
                                            1996          1995
      Three months or less               $   806,164   $ 4,395,434
      Four through six months              2,195,318     2,341,170
      Seven through twelve months          1,637,277     1,904,763
      Thereafter                           3,221,711     1,596,405
                                         -----------   -----------

      Total                              $ 7,860,470   $10,237,772
                                         ===========   ===========

      Interest expense for certificates of deposit in excess of $100,000 was $490,579 and $389,136 for the years ended December 31, 1996 and 1995, respectively.

      The Bank has no brokered deposits and there are no major concentrations of deposits.

10.   EMPLOYEE BENEFITS

      The Bank maintains a 401(k) plan (the "Plan") for substantially all employees having tenure of three months or more. The Bank matches contribution by the employee dollar-for-dollar up to a maximum contribution by the Bank of an amount equal to 6% of the employee's annual salary. The Bank's contributions to the Plan were approximately $72,000 and $29,000 for the years ended December 31, 1996 and 1995, respectively.

      During June 1995 the Bank entered into a deferred compensation agreement with a key employee of the Bank. The agreement provided for total payments of $690,000, payable in five annual installments beginning in the year 2011, provided that such employee met certain conditions of continued employment.

      In connection with the deferred compensation agreement the Bank was making payments on a life insurance policy on behalf of the key employee. Upon reaching age 65, provided such employee met certain conditions of continued employment, the employee would receive the cash surrender value of this policy upon reimbursement to the Bank of all premiums paid by the Bank on behalf of the employee. In addition, the life insurance policy had an annuity feature which would pay $80,000 per year for 15 years.

      In exchange for the cancellation of these deferred compensation agreements the Bank agreed to contribute $650,000 to a new deferred compensation plan. During 1996 the Bank recognized $650,000 in connection with the settlement.

11.   INTEREST RATE RISK

      The Bank is principally engaged in providing short-term commercial loans with interest rates that fluctuate with various market indices and long-term, fixed rate real estate loans. These loans are primarily funded through short-term demand deposits and longer-term certificates of deposit with variable and fixed rates. The real estate loans are more sensitive to interest rate risk than the commercial loans due to their fixed rates and longer maturities.

12.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      The Bank is a party to various financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

      The following is a summary of the various financial instruments entered into by the Bank:

                                                                          DECEMBER 31,
                                                                     -----------------------
                                                                        1996         1995
      Financial instruments whose contract amount represents
        credit risk:
      Commitments to extend credit                                   $9,573,000   $8,063,000
      Standby letters of credit                                          88,000      356,000

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

      The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to the Bank's customers.

13.   STOCKHOLDERS' EQUITY

      The Company's 8% Class A Cumulative Convertible Preferred Stock may be converted into common stock at the option of the holder at a ratio of one share of $40 par value cumulative convertible preferred stock for ten shares of Company common stock. Bancshares may redeem this preferred stock at par value or convert this preferred stock to common stock any time after July 1, 1998.

      During 1995 Bancshares completed an offering of 864,500 shares of its $1 par value common stock at a price of $4 per share. The proceeds of the offering after deducting all associated costs were $3,288,633 or $3.80 per share.

14.   STOCK OPTIONS

      Options have been granted to key employees, officers and directors at prices determined by the Board of Directors which approximate the book value of the common stock at the date of grant. Options granted under the plan vest immediately and must be exercised no later than ten years from the date of grant. No more than 135,515 shares of common stock may be issued under this plan. A summary of changes in outstanding options is as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                        ----------------------------
                                                            1996            1995
      Shares under option, beginning of period                75,000          75,000
      Changes during the period:
         Granted                                              60,500
         Cancelled/expired                                    (2,000)
         Exercised                                            (2,000)
                                                        ------------    ------------

      Shares under option, end of period                     131,500          75,000
                                                        ============    ============

      Average option price                              $       3.21    $       3.20
                                                        ============    ============

15.   INCOME TAXES

      The components of the provision for federal income taxes are as follows:

                                        YEAR ENDED
                                       DECEMBER 31,
                                  -----------------------
                                     1996         1995
      Current                     $   82,446   $   90,058
      Deferred                       280,738      166,899
                                  ----------   ----------

      Total                       $  363,184   $  256,957
                                  ==========   ==========

      The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on income as follows:

                                                          YEAR ENDED
                                                          DECEMBER 31,
                                                      ---------------------
                                                        1996        1995
      Taxes calculated at statutory rate              $ 303,366   $ 365,080
      Increase (decrease) resulting from other, net      59,818    (108,123)
                                                      ---------   ---------

      Total                                           $ 363,184   $ 256,957
                                                      =========   =========

      Deferred income taxes and benefits are provided for differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Significant deferred tax assets and liabilities at December 31, 1996 and 1995 were as follows:


                                                               1996        1995
      Deferred tax assets:
         Allowance for credit losses                        $  12,245   $  65,949
         Net operating loss carryforward                       17,262      75,043
         Investment tax credit                                 28,915      28,915
         Unrealized loss on securities available for sale      48,647      43,720
         Deferred compensation                                280,500
         Other                                                 18,683      13,134
                                                            ---------   ---------

      Total deferred tax assets                               406,252     226,761
                                                            ---------   ---------

      Deferred tax liabilities:
         Depreciable assets                                    69,000      59,707
         Cash to accrual                                      332,994     443,534
                                                            ---------   ---------

      Total deferred tax liabilities                          401,994     503,241
                                                            ---------   ---------

      Net deferred tax asset (liability)                    $   4,258   $(276,480)
                                                            =========   =========

      During 1988 Bancshares sold shares of common stock which resulted in a change in ownership as defined under tax law. This change in ownership caused a severe limitation on the Company's ability to utilize its net operating loss carryforwards. In general, the current tax law limits the Company's annual utilization of its net operating loss carryforwards to an amount approximating 7% of the fair market value of the Company at the date the change in ownership occurred. Management currently estimates that the maximum annual utilization of the net operating loss carryforward will approximate $170,000. The Company's net operating loss carryforwards of $51,000 as of December 31, 1996 will begin to expire in the year ending December 31, 2003, if not utilized. The Company's investment tax credit carryforward of $29,000 will expire in the year ending December 31, 2000.

16.   DIVIDEND RESTRICTIONS

      Dividends paid by Bancshares and by the Bank to Bancshares are subject to restrictions by certain regulatory agencies. There was an aggregate of approximately $651,000 and $955,000, respectively available for payment of dividends at December 31, 1996 under these restrictions.

17.   REGULATORY MATTERS

      The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Any institution that fails to meet its minimum capital requirements is subject to actions by regulators that could have a direct material effect on the Company's and the Bank's financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines based on the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and the Bank's classification under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators about the components, risk weightings and other factors.

      To meet the capital adequacy requirements, the Company and the Bank must maintain minimum capital amounts and ratios as defined in the regulations. Management believes, as of December 31, 1996, that the Company and the Bank met all capital adequacy requirements to which they are subject.

      At December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

      The following is a summary of the Company's and the Bank's capital ratios at December 31, 1996 and 1995.

                                                                                                     TO BE WELL
                                                                                                  CAPITALIZED UNDER
                                                                            FOR CAPITAL           PROMPT CORRECTIVE
                                                      ACTUAL              ADEQUACY PURPOSES:      ACTION PROVISIONS:
                                            -----------------------   -------------------------  -------------------
                                                AMOUNT       RATIO      AMOUNT        RATIO       AMOUNT      RATIO
      CONSOLIDATED:
         As of December 31, 1996:
            Total Capital
                (to Risk Weighted Assets)     $8,072,005     13.2%    $5,290,635      8.0%         N/A        N/A
            Tier I Capital
                (to Risk Weighted Assets)      7,597,171     12.4%     2,645,318      4.0%         N/A        N/A
            Tier I Capital
                (to Average Assets)            7,597,171      5.7%     3,967,713      3.0%         N/A        N/A
         As of December 31, 1995:
            Total Capital
                (to Risk Weighted Assets)      8,186,214     14.3%     4,575,601      8.0%         N/A        N/A
            Tier I Capital
                (to Risk Weighted Assets)      7,627,751     13.3%     2,287,800      4.0%         N/A        N/A
            Tier I Capital
                (to Average Assets)            7,627,751      6.3%     3,617,727      3.0%         N/A        N/A

                                                                                                   TO BE WELL
                                                                                                CAPITALIZED UNDER
                                                                          FOR CAPITAL           PROMPT CORRECTIVE
                                                     ACTUAL            ADEQUACY PURPOSES:       ACTION PROVISIONS:
                                              ---------------------   ---------------------   ----------------------
                                                AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
      BANK ONLY:
         As of December 31, 1996:
            Total Capital
                (to Risk Weighted Assets)     $8,032,685     12.2%    $5,268,830      8.0%    $6,586,037     10.0%
            Tier I Capital
                (to Risk Weighted Assets)      3,557,851     11.5%     2,643,819      4.0%     3,965,729      6.0%
            Tier I Capital
                (to Average Assets)            3,557,851      5.7%     3,980,300      3.0%     3,980,300      5.0%
         As of December 31, 1995:
            Total Capital
                (to Risk Weighted Assets)      7,611,361     13.4%     4,559,601      8.0%     5,699,501     10.0%
            Tier I Capital
                (to Risk Weighted Assets)      7,052,897     12.4%     2,279,800      4.0%     3,419,701      6.0%
            Tier I Capital
                (to Average Assets)            7,052,897      6.0%     3,550,138      3.0%     5,916,896      5.0%

18.   NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

      The following table presents information necessary for the computation of earnings per common and common equivalent share for the years ended December 31, 1996 and 1995:

                                                                   1996         1995
      Net income                                                $  499,069   $  816,807
      Less preferred stock dividends                                68,400       68,400
                                                                ----------   ----------

      Net income available to common stockholders               $  430,669   $  748,407
                                                                ==========   ==========

      Weighted average number of common and common equivalent
         shares outstanding                                      2,153,281    1,745,821
                                                                ==========   ==========

19.   DISCLOSURE ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair values of financial instruments is made in accordance with SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The following methods and assumptions were used to estimate the fair values of each class of financial instruments for which it is practicable to estimate that value.

      CASH AND CASH EQUIVALENTS - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

      INVESTMENT SECURITIES - For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

      LOAN RECEIVABLES - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

      DEPOSIT LIABILITIES - The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

      COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT AND FINANCIAL GUARANTEES WRITTEN - The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

      The estimated fair values of the Company's financial instruments were as follows:

                                        DECEMBER 31, 1996                 DECEMBER 31, 1995
                                 ------------------------------    ------------------------------
                                    CARRYING            FAIR          CARRYING            FAIR
                                     AMOUNT            VALUE           AMOUNT            VALUE
      Financial assets:
         Cash and cash
            equivalents          $  17,411,493    $  17,411,493    $  18,624,620    $  18,624,620
         Interest-bearing
            deposits                                                      95,000           95,000
         Investment securities
            available for sale      53,212,387       53,212,387       48,863,899       48,863,899
         Loans held for sale           237,789          237,789          213,962          213,962
         Loans                      56,658,101       56,658,000       48,516,344       48,371,000
         Less allowance for
            credit losses             (474,834)        (474,834)        (558,464)        (558,464)
                                 -------------    -------------    -------------    -------------

      Total                      $ 127,044,936    $ 127,044,835    $ 115,755,361    $ 115,610,017
                                 =============    =============    =============    =============

      Financial liabilities -
         deposits                $ 122,931,420    $ 123,169,042    $ 112,400,598    $ 112,364,498
                                 -------------    -------------    -------------    -------------

      Total                      $ 122,931,420    $ 123,169,042    $ 112,400,598    $ 112,365,498
                                 =============    =============    =============    =============




      The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

20.   PARENT-COMPANY-ONLY FINANCIAL INFORMATION

      The following are parent-company-only condensed balance sheets as of December 31, 1996 and 1995 and condensed statements of income and condensed statements of cash flows for the years then ended.

      FIRST HOUSTON BANCSHARES, INC.

      CONDENSED BALANCE SHEETS
      DECEMBER 31, 1996 AND 1995
      -------------------------------------------------------------------------

      ASSETS                                             1996           1995
      Cash                                           $       200    $   311,757
      Investment in subsidiary                         7,506,243      7,031,040
      Receivable from Bank                               540,118        152,341
      Other assets                                        90,000        200,000
                                                     -----------    -----------

      TOTAL                                          $ 8,136,561    $ 7,695,138
                                                     ===========    ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

      LIABILITIES:
         Payable to Altair                           $    77,586    $   106,049
         Federal income tax payable                      461,804
                                                     -----------    -----------

                      Total liabilities                  539,390        106,049

      STOCKHOLDERS' EQUITY:
         Common stock                                  2,098,238      2,096,238
         Preferred stock                                 855,000        855,000
         Capital surplus                               6,183,614      6,178,994
         Accumulated deficit                          (1,445,255)    (1,456,275)
         Unrealized loss on securities, net of tax       (94,426)       (84,868)
                                                     -----------    -----------

                      Total stockholders' equity       7,597,171      7,589,089
                                                     -----------    -----------

      TOTAL                                          $ 8,136,561    $ 7,695,138
                                                     ===========    ===========

FIRST HOUSTON BANCSHARES, INC.

CONDENSED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

                                                    1996         1995

INCOME - Dividends from subsidiary               $   90,000   $  420,000

OPERATING EXPENSE - Other expense                    59,703       50,110
                                                 ----------   ----------

INCOME BEFORE INCOME TAXES AND EQUITY IN
   UNDISTRIBUTED EARNINGS OF SUBSIDIARY              30,297      369,890

INCOME TAX EXPENSE (BENEFIT)                         15,990         (233)
                                                 ----------   ----------

INCOME BEFORE EQUITY IN UNDISTRIBUTED
   EARNINGS OF SUBSIDIARY                            14,307      370,123

EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY      484,762      446,684
                                                 ----------   ----------

NET INCOME                                       $  499,069   $  816,807
                                                 ==========   ==========

FIRST HOUSTON BANCSHARES, INC.

CONDENSED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

                                                                           1996           1995

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $    499,069    $    816,807
   Adjustments to reconcile net income to net cash provided by operating activities:
      Equity in undistributed earnings of subsidiary                      (484,762)       (446,684)
      Increase in receivable from Bank                                    (387,777)       (158,090)
      Decrease (increase) in other assets                                  110,000        (182,773)
      Increase in federal income taxes payable                             461,804
      (Decrease) increase in payable to Altair                             (28,463)        111,798
                                                                      ------------    ------------

                Total adjustments                                         (329,198)       (675,749)
                                                                      ------------    ------------

                Net cash provided by operating activities                  169,871         141,058
                                                                      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Decrease in prepaid offering expense                                                     35,000
   Dividends paid                                                         (488,048)       (474,274)
   Capital contribution to subsidiary                                                   (2,750,000)
   Proceeds from stock offering                                                          3,288,633
   Proceeds from exercise of stock options                                   6,620
                                                                      ------------    ------------

                Net cash (used in) provided by financing activities       (481,428)         99,359
                                                                      ------------    ------------

NET (DECREASE) INCREASE IN CASH AND
   CASH EQUIVALENTS                                                       (311,557)        240,417

CASH AND CASH EQUIVALENTS:
   Beginning of year                                                       311,757          71,340
                                                                      ------------    ------------

   End of year                                                        $        200    $    311,757
                                                                      ============    ============

21. SUBSEQUENT EVENT

    On February 5, 1997, the Company entered into a letter of intent with a Bank Holding Company to exchange all of the Company's outstanding common stock for common stock of the Bank Holding Company. The letter of intent does not constitute a binding agreement and is subject to due diligence investigations, completion of a merger agreement, regulatory approval and approval from the Bank Holding Company's and the Company's board of directors and stockholders.

                                    ******